EMPLOYMENT AGREEMENT

     This employment agreement (the "Agreement") is entered into this 28th day of August, 1998 (the "Effective Date") between Alfred J. Stein ("Executive") and VLSI Technology, Inc., a Delaware corporation (the "Company").
     The Company and Executive hereby agree as follows:

                                   ARTICLE 1

                           EMPLOYMENT BY THE COMPANY

     1.1 Executive is currently employed as the Chief Executive Officer of the Company and serves as the Chairman of the Company's Board of Directors.

     1.2 The Company and Executive wish to set forth the compensation and benefits to which Executive shall be entitled during the time that this Agreement is in force.

     1.3 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive's continued service with the Company.

     1.4 Unless expressly provided otherwise in this Agreement, this Agreement shall not supersede or amend in any way that agreement between the Company and Executive entered into as of July 8, 1998 (the "Prior Agreement").

     1.5 This Agreement shall remain in effect until the fifth anniversary of the Effective Date, subject to earlier termination upon Executive's death or termination by reason of Executive's disability or by the Company or Executive; however, to the extent the Company is obligated to pay any amount, whether in cash or in kind, to Executive or for Executive's benefit on or after the termination of this Agreement, such obligations shall survive termination of this Agreement.

                                   ARTICLE 2

                               EMPLOYMENT DUTIES

     2.1 Title/Responsibilities. For the five year term of this Agreement, Executive shall continue to serve as Chief Executive Officer of the Company and/or Chairman of the Board of Directors of the Company (the "Board"). The duties and responsibilities of Executive shall include the duties and responsibilities for Executive's corporate office and position as set forth in the Company's By-laws from time to time in effect and such other duties and responsibilities as the Board may from time to time reasonably assign to Executive.

     2.2 Full-Time Attention. Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such office and to such other services as the Board may reasonably request, provided that Executive may also serve on the Boards of Directors of one or more other companies with the prior written knowledge of the Compensation Committee of the Board.

     2.3 No Competitive Activities. Except upon the prior written consent of the Compensation Committee of the Board, Executive shall not during the term of this Agreement engage, directly or indirectly, in other business activity (whether or not pursued for pecuniary advantage) that is competitive with, or that would place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by, or is under common control with the Company, provided that Executive may own less than 5% of the outstanding securities of any such publicly-traded competing corporation.

     2.4 Directorships. Executive will be nominated for reelection to the Board and to continue serving as Chairman of the Board throughout the term of this Agreement under the applicable provisions of the Company's Certificate of Incorporation and By-laws. While he remains an employee of the Company or while this Agreement is in force, Executive agrees to serve on the Board for no additional compensation than is set forth in this Agreement.

                                   ARTICLE 3

                           COMPENSATION AND BENEFITS

     3.1 Base Salary. Executive's annual base salary is currently seven hundred thousand dollars (U.S.) ($700,000). During the term of this Agreement the Board shall review Executive's salary at least annually and may, in its discretion, increase but not decrease Executive's base salary.

     3.2 Annual Cash Incentive Bonus. For each of the Company's fiscal years during the term of this Agreement, commencing with the Company's 1998 fiscal year, the Board shall establish a set of performance targets for Executive, which if fully achieved shall result in a cash payment to Executive equal to 100% of Executive's base salary for that fiscal year (the "Target Bonus"). If Executive's performance shall exceed the selected performance targets, the Board may award a cash incentive bonus payment in excess of 100% of Executive's base salary for that fiscal year. If Executive's performance does not fully achieve the set of performance targets, the Board may nonetheless award a cash incentive bonus of less than 100% of Executive's Target Bonus. Any bonus payment to which Executive becomes entitled hereunder shall be paid to Executive by March 1 after the end of the applicable fiscal year.

     3.3 Business Expense Reimbursement. During the term of this Agreement, the Company shall reimburse Executive for all reasonable travel, entertainment or other expenses incurred by him in furtherance of or in connection with the performance of his duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     3.4 Stock Option Grant. As soon as administratively reasonable, but in any event no later than ninety (90) days after the Effective Date, Executive shall be granted an option to acquire one million (1,000,000) shares of the Company's common stock. The exercise price of this option shall be equal to the fair market value of the Company's common stock on the date of grant. The other terms and conditions of such option shall be the same as that option granted to Executive on March 17, 1998 and shall be consistent with the relevant terms of the Prior Agreement. Executive shall also be granted such additional stock options during the term of this Agreement as may be determined by the Board or by the Compensation Committee of the Board.

     3.5 Stock Purchase Loans. Subject to applicable law, Executive may purchase shares of the Company's common stock pursuant to the exercise of his Company stock options, both those stock options that are outstanding on the Effective Date as well as any stock options that may be granted in the future, with a full recourse promissory note. Any such note shall be due and payable in full after five years (both as to principal and accrued interest), subject to earlier prepayment voluntarily by Executive. Any such note shall bear the minimum rate of interest required to avoid imputed income to Executive under all applicable provisions of the Code. This obligation shall survive an earlier termination of this Agreement.

     3.6  Other Benefits.

          (a) During the term of this Agreement, Executive shall also be entitled to receive all other Company benefits and perquisites that are, and that may be in the future, generally available to members of the Company's management including, without limitation, (i) group health, disability, and life insurance benefits and participation in any Company profit-sharing, retirement or pension plan, all in accordance with the terms of such benefit plans, and (ii) vacation and sabbatical consistent with the vacation and sabbatical policies of the Company.

          (b) Through the fifth anniversary of the Effective Date, the Company shall pay to or reimburse Executive up to $50,000 each year for expenses incurred by Executive either for estate, tax and financial planning or for attorney's fees.

     3.7  Special Retirement Benefits.

          (a) The Company shall establish a non-discretionary supplemental retirement arrangement (the "Special Retirement Benefit") to provide additional cash payments to Executive that will be paid to Executive in a lump sum within ninety (90) days after the fifth anniversary of the Effective Date, or on such other terms regarding form and timing of payment as shall be mutually agreed to by Executive and the Company in accordance with governing law. Except as provided below, subject to Executive's continued service with the Company on the relevant dates, the Special Retirement Benefit will increase each year on each of the following dates - December 31, 1998; December 31, 1999; December 31, 2000; December 31, 2001; and December 31, 2002
- by an amount equal to fifty-five percent (55%) of Executive's annual base salary as described in Section 3.1 in effect on the relevant date. Except as provided in Section 3.7(c) below or as mutually agreed by Executive and the Company, the Special Retirement Benefit shall be due and payable to Executive within ninety (90) days after the fifth anniversary of the Effective Date.

          (b) All cash payments pursuant to the Special Retirement Benefit will be paid from the general funds of the Company. No special or separate fund will be established and no segregation of assets will be made to assure the payment of funds pursuant to the Special Retirement Benefit. Executive shall have no right, title or interest whatever in or to any investment that Company may make to aid it in meeting its obligations under the Special Retirement Benefit. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Executive or any other person. To the extent that Executive acquires a right to receive payments pursuant to the Special Retirement Benefit, such right shall be no greater than the right of an unsecured creditor of the Company.

          (c) If, during the term of this Agreement, either (i) Executive's employment with the Company terminates involuntarily (including death or disability, mental or physical) other than for Cause (defined below), or (ii) Executive's employment with the Company terminates voluntarily for any reason or for no reason, then in addition to any other benefits to which Executive may be entitled under this Agreement or the Prior Agreement, Executive shall receive one hundred sixty-five percent (165%) of Executive's annual base salary determined under Section 3.1 in effect on the date of termination of employment. Any payment pursuant to this Section 3.7(c) shall be made within thirty (30) days following termination. For purposes of this Agreement, "Cause" means the following (and only the following): (i) conviction of any felony involving fraud or an act of dishonesty against the Company; (ii) conduct by Executive that, based on good faith and reasonable factual investigation and determination by the Board, demonstrates gross unfitness to serve, or (iii) intentional, material violation by Executive of any statutory or fiduciary duty of Executive to the Company that is not corrected within thirty (30) days after written notice to Executive thereof. Death or disability, mental or physical, do not constitute "Cause."

     3.8 Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits paid after the date of termination of employment, or otherwise.

                                   ARTICLE 4

                     LIMITATIONS AND CONDITIONS OF BENEFITS

     4.1 Withholding of Taxes. Except as otherwise provided herein, the Company shall withhold appropriate federal, state or local income and employment taxes from any payments hereunder.

                                   ARTICLE 5

                          OTHER RIGHTS AND BENEFITS

     5.1 Nonexclusivity. Nothing in the Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company. Except as otherwise expressly provided herein, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company shall be payable in accordance with such plan, policy, practice or program.

                                   ARTICLE 6

                           NON-ALIENATION OF BENEFITS

     No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so subject a benefit hereunder shall be void.

                                   ARTICLE 7

                              GENERAL PROVISIONS

     7.1 Employment Status. This Agreement does not impose on Executive any obligations to remain as an employee, or impose on the Company any obligation
(i) to retain Executive as an employee, (ii) to change the status of Executive as an at-will employee, or (iii) to change the Company's policies regarding termination of employment.

     7.2 Notices. Any notices provided hereunder must be in writing and such notices or other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive or Executive's designee either in person or at his address as listed in the Company's payroll records.


     7.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     7.4 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     7.5 Amendment or Termination of Agreement. This Agreement may be either changed or terminated prior to its scheduled expiration only upon the mutual written consent of the Company and Executive.

     7.6 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

     7.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, heirs, executors and administrators. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     7.8 Tax and Attorney Fees. The Company agrees to pay the cost of any professional fees and costs incurred by Executive in connection with advice, negotiation or execution of this Agreement. If Executive (or if applicable, Executive's successors or assigns) brings any action to enforce his rights hereunder, Executive (or such successors or assigns) shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action, provided the court finds the claim was brought in good faith.

     7.9 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

     7.10 Non-Publication. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable laws.

IN WITNESS WHEREOF, Executive and a duly authorized representative of the Company have executed this Agreement as of the day and year written above.

VLSI TECHNOLOGY, INC.                             ALFRED J. STEIN

By:     /s/ Robert P. Dilworth                    /s/ Alfred J. Stein

Name:   Robert P. Dilworth, Board Member

Title:  VLSI Technology Inc, Board of Directors